Exhibit 13.2

Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350 as
Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Ines Bezaznia, the Chief Financial Officer of Brooge Energy Limited (the “Company”), hereby certify, that, to the best of my knowledge and based on the information available to me and provided by other relevant personal:

1. The Company’s Annual Report on Form 20-F/A for the year ended December 31, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company, based on reasonable assurance provided by the Company's internal controls and procedures.

3. The Company is currently undergoing a comprehensive review of all controls and policies to ensure compliance with regulatory requirements and to enhance the effectiveness of its internal controls.

/s/ Ines Bezaznia
Date:	29 April 2025
Name:	Ines Bezaznia
Title:	Chief Financial Officer